July 1, 2024

Star Equity Holdings Announces Board Changes

Appoints Three New Independent Directors

Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star” or the “Company”), a diversified holding company, announced today changes in the composition of its board of directors (the “Board”) to better reflect the current businesses owned by Star and its go-forward strategy. Effective today, the Company has appointed Todd Fruhbeis, Jennifer Palmer, and Louis Parks as independent directors to its Board of Directors replacing legacy directors John Gildea and Mitch Quain, who resigned from the Board effective June 30, 2024. Mr. Fruhbeis, Ms. Palmer, and Mr. Parks are also expected to stand for election at the Company’s upcoming 2024 Annual Meeting of Shareholders.

Todd Fruhbeis, age 57, has over 25 years of capital markets experience. Most recently, for over 15 years, he served as HBSC’s Head of Structured Product Sales and Equity Derivatives Sales, Americas. Prior to that, he was a Managing Director at Bear Stearns and Vice President at Deutsche Bank, specializing in equity derivative sales. Mr. Fruhbeis holds a Bachelor of Business Administration degree from the University of Massachusetts and a Master of Business Administration degree from the Wharton School, University of Pennsylvania. In addition to his extensive capital markets experience, Mr. Fruhbeis brings to Star’s Board significant real estate investing experience and, thus, a client perspective relevant to Star’s Building Solutions businesses.

Jennifer Palmer, age 45, has over 15 years of small-to-mid-size company banking experience. She is the Founder and CEO of JPalmer Collective, a firm specialized in funding high-growth companies including women-led companies and consumer brands with a special focus on sustainability and inclusivity. She was also recently President of the Secured Finance Network (SFNet), the leading trade organization in the commercial finance industry. Ms. Palmer was previously CEO of Gerber Finance, where she grew the firm’s asset-based lending portfolio by more than 140% and achieved the firm’s second most profitable year in its 25-year history amid the COVID-19 pandemic. Ms. Palmer holds a Bachelor of Arts degree from Marist College and a Doctor of Law degree from Fordham University School of Law. Ms. Palmer brings to Star’s Board a deep knowledge of, and connections to, financing solutions for Star’s businesses and clients.

Louis Parks, age 64, has over 35 years of investment management and board experience. Mr. Parks is currently Managing Member, COO & CFO at Tyro Capital Management LLC, an equity hedge fund with over $200 million in assets under management and a value-based investment approach. He is also a partner at Metropolitan Business Funding LLC, a firm that provides merchant cash advances for small businesses throughout the United States. Previously, he was COO and CCO of Krensavage Asset Management LLC, Senior Managing Director & Head of Equities at CL King & Associates, and Senior Managing Director & Head of Equity Trading at Raymond James Financial. Mr. Parks currently serves on the boards of Sunroof Software Inc., an innovative SaaS solution for optimizing customer experience, and Reliability Inc., a provider of staffing solutions for a variety of industries. Mr. Parks holds Bachelor of Arts degrees from New York University and Columbia University, a Master of Arts degree from Columbia University, and a Master of Business Administration degree from Columbia Business School. Mr. Parks brings significant sales, operations, and business building expertise to Star’s Board.

Jeff Eberwein, Executive Chairman of Star, commented, “On behalf of my fellow directors, I would like to welcome Todd, Jennifer, and Louis to the Star Board. The depth and breadth of experience brought to the Board by our three new independent directors will be invaluable as we continue to execute on our growth and profitability initiatives.”
Mr. Eberwein continued, “The ongoing evolution of Star’s Board with highly qualified independent directors is important to ensure diverse expertise and fresh perspectives, and exemplifies Star’s commitment to good corporate governance. We believe our newly constituted Board is well positioned to steward and scale the Company to create shareholder value. Todd, Jennifer, and Louis have the right mix of skills and experience, and we look forward to working closely with them to achieve those goals.”

Mr. Eberwein concluded, “In 2018, our board first envisioned Star’s future as a diversified holding company. Since that time, departing directors John Gildea and Mitch Quain have been instrumental in providing the vision, roadmap, and tactics to execute that strategy. They were important contributors to the success of several key strategic initiatives, including engineering turnarounds at KBS and EBGL, selling Digirad Health to a private equity firm, and, most recently, acquiring Timber Technologies. Star and its shareholders are fortunate to have had directors of their caliber, and they will be missed.”

About Star Equity Holdings, Inc.

Star Equity Holdings, Inc. is a diversified holding company currently composed of two divisions: Building Solutions and Investments.

Building Solutions

Our Building Solutions division operates in three businesses: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.

Investments

Our Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Rick Coleman	Lena Cati

CEO	Senior Vice President
203-489-9508	212-836-9611
admin@starequity.com	lcati@equityny.com